Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1st Constitution Bancorp
Cranbury, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2015, relating to the consolidated financial statements of 1st Constitution Bancorp and its subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
May 29, 2015